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                                EXHIBIT 10.22.2


                      MERGER AGREEMENT AND PLAN OF MERGER

     This Merger Agreement and Plan of Merger (this "Agreement") is by and among Roberts Realty Investors, Inc., a Georgia corporation (the "Company"), Roberts Properties Residential, L.P., a Georgia limited partnership (the "Operating Partnership"), The Crestmark Club, L.P., a Georgia limited partnership (the "Partnership"), Charles S. Roberts, a resident of Georgia ("CSR"), James M. and Penelope H. Goodrich, both residents of Georgia (collectively "Goodrich"), and Norman A. Goldman, a resident of Georgia ("Goldman," CSR, Goodrich and Goldman being collectively referred to hereinafter as the "Cash Suppliers").

                                   ARTICLE I

                      THE TRANSACTIONS AND CERTAIN EFFECTS

     SECTION 1.1. VALUES. The parties hereby agree as follows as respects relevant values immediately prior to the time (the "Closing Time") of consummation of the Transactions (as hereinafter defined), assuming in all cases that the relevant businesses and activities of the parties shall be carried on and continued as contemplated.

     (a) The value of a unit of interest in the Operating Partnership (the "Unit Value") will be Nine and Three-Quarters Dollars ($9.75).

     (b) The value of the assets of the Partnership, net of the liabilities of the Partnership (the "Partnership Value"), will be Seven Million, Two Hundred Seventy-Nine Thousand, Eight Hundred Thirty-One Dollars ($7,279,831).

     SECTION 1.2. THE TRANSACTIONS. At the Closing Time, the following transactions (individually a "Transaction" and collectively the "Transactions") shall be effected, subject to and in accordance with the provisions of this Agreement.

     (a) The Partnership will transfer all of its assets to the Operating Partnership, in exchange for which the Operating Partnership will (i) assume all of the liabilities of the Partnership and (ii) subject to subsection (c), issue to the Partnership the number of units in the Operating Partnership equal to the mathematical quotient of the Partnership Value divided by the Unit Value.

     (b) The Partnership will liquidate, and in connection therewith the Partnership will distribute the units so received to its partners, with its general partner receiving 44,509 units for his general partner interest and its limited partners collectively receiving the balance of such units, to be divided among them in proportion to their respective "ownership percentages" in the Partnership, as that term is employed within the partnership agreement of the Partnership.

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     (c) No fractional units will be issued in connection with the Transactions described in the preceding subsections. If, in connection with the liquidation described in subsection (b), a partner in the Partnership would, but for this subsection (c), receive a fractional unit, then (i) if such fraction is less than one-half, such fractional unit shall be disregarded, (ii) if such fraction is greater than one-half, such partner shall be issued a whole unit instead of such fractional unit, or (iii) if such fraction is equal to one-half, such fractional unit shall be disregarded or replaced by a whole unit so as to produce an even number of units issuable in the aggregate to such partner in connection with such liquidation. The number of units to be issued in connection with the transfer described in subsection (a) shall equal the number of units to be distributed in the liquidation described in subsection (b), as adjusted pursuant to this subsection (c).

     (d) Any reference herein to an assumption of liabilities shall mean, in the case of a nonrecourse liability, the taking of such property as is pledged or otherwise legally available for payment of such liability subject to such liability without imposition of responsibility beyond such property.

     (e) Notwithstanding any provision hereof to the contrary, in the case of a partner in the Partnership who or which is not a bona fide resident of the State of Georgia, (i) such partner shall not receive any units in the Operating Partnership, but instead such partner shall receive cash in the amount of the mathematical product of (x) Nine and One-Quarter Dollars ($9.25) and (y) the number of units which such partner would receive but for this subsection (e),
(ii) the Cash Suppliers shall, as more particularly provided in subsection (f), supply the cash to be received by such partner, and (iii) the Cash Suppliers shall, as more particularly provided in subsection (f), receive the units which such partner would receive but for this subsection (e).

     (f) Of the cash required by subsection (e) with respect to all partners in the Partnership who or which are not bona fide residents of Georgia in the aggregate: (i) Goodrich shall supply Two Hundred Thousand, Three and One-Half Dollars ($200,003.50); (ii) Goldman shall supply One Hundred Thousand, One and Three-Quarters Dollars ($100,001.75); and (iii) CSR shall supply the balance. Of the units of interest in the Operating Partnership which, but for subsection
(e), all partners in the Partnership who or which are not bona fide residents of Georgia would receive in the aggregate: (x) Goodrich shall receive Twenty-One Thousand, Six Hundred Twenty-Two (21,622); (y) Goldman shall receive Ten Thousand, Eight Hundred Eleven (10,811); and (z) CSR shall receive the balance.

     SECTION 1.3. IMPLEMENTATION. As a convenience to the parties and their respective partners and shareholders, and to minimize transaction costs, the Transactions shall be effected by a statutory merger of the Partnership with and into the Operating Partnership, pursuant to which (a) the Operating Partnership shall survive and succeed to the assets and liabilities of the Partnership, (b) each of the former partners in the Partnership shall receive


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the number of units in the Operating Partnership (or cash) to which he is entitled pursuant to subsections 1.2(b) and (c) or 1.2(e), as applicable, and
(c) each of the Cash Suppliers shall deliver such cash as may be required of him or them, and shall receive the number of units (if any) to which he is or they are entitled, pursuant to subsections 1.2(e) and (f). The merger described in this section 1.3 is hereinafter referred to as the "Merger."

     SECTION 1.4. CERTAIN EFFECTS. When the Merger shall have become effective, the separate existence of the Partnership shall cease and it shall be merged into the Operating Partnership, which shall possess all of its former rights, privileges, powers and franchises of a public as well as of a private nature, and shall continue to be subject to all of its former restrictions, disabilities and duties; and all property, real, personal and mixed, and all debts due to the Partnership on whatever account, as well as all other things in action or belonging to the Partnership, shall be vested in the Operating Partnership; and the title to any real estate vested by deed or otherwise, under the laws of Georgia or any other jurisdiction, in the Partnership shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of the Partnership shall be preserved unimpaired, and all debts, liabilities and duties of the Partnership shall thenceforth attach to the Operating Partnership and may be enforced against the Operating Partnership to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Operating Partnership.

     SECTION 1.5. APPROVALS. The Partnership shall, at the Operating Partnership's expense, seek the requisite approval of its limited partners as to the ratification, confirmation, adoption and performance of this Agreement and the authorization of the filing of all appropriate documents.

     SECTION 1.6. FURTHER ASSURANCES. At any time and from time to time prior to and at the Closing Time, the parties shall execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action necessary or desirable to effect the purposes of this Agreement. At any time and from time to time after the Closing Time, the last general partner of the Partnership or the officers of the Company may in the names of the Partnership execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action necessary or desirable in order to vest, perfect or confirm in the Operating Partnership title to, and possession of, all of the property, rights, privileges, powers, franchises, immunities, and interests of the Partnership, as the case may be, and otherwise to carry out the purposes of this Agreement.

     SECTION 1.7. FOUNDATION DOCUMENTS. The articles of incorporation and bylaws of the Company, and the partnership agreement of the Operating Partnership, shall be unaffected by the Merger. Nothing contained herein shall be construed as precluding any amendment to any such document at any time after the Closing Time.


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     SECTION 1.8.  BOARD OF DIRECTORS AND OFFICERS.  Upon consummation of the
Merger, the Board of Directors of the Company in office as of the Closing Time shall continue to be the Board of Directors of the Company, shall continue to act as such and shall hold office until their successors are elected and shall have been duly qualified. The officers of the Company in office as of the Closing Time shall continue to be the officers of the Company, shall continue to act as such and shall hold office until their successors are elected in accordance with the bylaws of the Company and shall have been duly qualified. If, at or after the Closing Time, a vacancy shall exist in the Board of Directors or in any of the offices of the Company by reason of death, inability to act, or any other reason, such vacancy may be filled in the manner provided in the bylaws of the Company. Nothing contained herein shall be construed as precluding any change in directors or officers of the Company at any time after the Closing Time.

     SECTION 1.9. TAX CHARACTERIZATION. It is the intention of the parties hereto that the Transactions will be considered, for federal income tax purposes, as (a) taxable purchases by the Cash Suppliers of the interests in the Partnership of persons who are not bona fide residents of the State of Georgia, and (b) a tax-deferred transaction described in section 721 of the Code in which the Partnership contributes assets to the Operating Partnership in exchange for units in the Operating Partnership, coupled with a liquidation of the Partnership described in section 731 of the Code.

     SECTION 1.10. EFFECTIVE TIME. To the extent permitted by law, the Transactions will be deemed to have been consummated as of the beginning of the month in which the Closing Time occurs.

                                   ARTICLE II

                                   CONDITIONS

     SECTION 2.1. CONDITIONS. Notwithstanding any other provision of this Agreement, each of the following shall be a condition to the obligation of each party to consummate the Transactions:

     (a) The Transactions shall have been validly approved by the requisite vote or written consent of the limited partners in the Partnership;

     (b) All requisite approvals shall have been obtained from all courts, governmental agencies, authorities, bureaus, offices and other bodies, and all applicable waiting periods in connection therewith shall have expired;

     (c) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Transactions shall have been issued and shall remain in effect;


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     (d) There shall not have been instituted or be pending any action or proceeding by any person challenging or seeking to restrain or prohibit the consummation of the Transactions or seeking material damages in connection with the Transactions; and

     (e) Each other party shall be ready, willing and able to consummate the Transactions, and all of the Transactions involving each other party shall have been consummated or shall simultaneously be consummated.

                                  ARTICLE III

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 3.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Time, whether before or after approval by the limited partners in the Partnership, by the giving of notice by any party to all other parties.

     SECTION 3.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become prospectively void and there shall be no liability hereunder on the part of any person or its respective officers or directors, except that (a) the provisions of section 4.1 shall continue in effect, and (b) any pre-termination breach hereof shall be actionable by the non-breaching party or parties.

     SECTION 3.3. AMENDMENT. This Agreement may be amended, modified or supplemented by the parties hereto at any time prior to the Closing Time, before or after approval hereof by the limited partners in the Partnership, but after such approval no amendment, modification or supplement shall be made which materially adversely affects the rights of the limited partners in the Partnership without the further approval of the requisite collection of such limited partners. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 3.4. WAIVER. At any time prior to the Closing Time, any party may waive satisfaction of the condition described in subsection 2.1(d). Any agreement on the part of a party hereto to any such waiver shall be valid if and only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IV

                               GENERAL PROVISIONS

     SECTION 4.1. EXPENSES. Whether or not the Transactions are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including but not limited to all expenses incurred in seeking the requisite consents of the limited partners of the Partnership, shall be paid by the Operating Partnership.

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     SECTION 4.2.  CLOSING.  The closing of the transactions contemplated by this Agreement shall take place: (a) (i) as soon as practicable after the requisite approvals of the limited partners in the Partnership have been obtained (ii) at the offices of Holt, Ney, Zatcoff & Wasserman, Suite 600, 100 Galleria Parkway, Atlanta, Georgia 30339, provided that each of the conditions set forth in section 2.1 shall have been satisfied or waived; or (b) at such other time and place as the parties shall have unanimously agreed upon.

     SECTION 4.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given if delivered personally, transmitted by facsimile which the sender's facsimile machine indicates has been sent (in the case of an addressee whose facsimile number is supplied), sent by Federal Express or similar courier, or mailed by registered or certified mail (return receipt requested), charges or postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to the Company, to:

         Roberts Realty Investors, Inc.
         Attention: Charles S. Roberts
         8010 Roswell Road, Suite 120
         Atlanta, Georgia  30350
         Fax: 770-396-0706

     (b) if to the Operating Partnership, to:

         Roberts Properties Residential, L.P.
         Attention: Charles S. Roberts
         8010 Roswell Road, Suite 120
         Atlanta, Georgia  30350
         Fax: 770-396-0706

     (c) if to the Partnership, to:

         The Crestmark Club, L.P.
         Attention: Charles S. Roberts
         8010 Roswell Road, Suite 120
         Atlanta, Georgia  30350
         Fax: 770-396-0706


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     (d) if to CSR, to:

         Charles S. Roberts
         8010 Roswell Road, Suite 120
         Atlanta, Georgia  30350
         Fax:  770-396-0706

     (e) if to Goodrich, to:

         James M. and Penelope H. Goodrich
         524 Manor Ridge Drive
         Atlanta, Georgia  30305
         Fax  404-352-1640

     (f) if to Goldman, to:

         Norman A. Goldman
         c/o Digitec
         14 Seventeenth St., N.E.
         Atlanta, Georgia  30309
         Fax  404-881-9804

Unless otherwise provided, notices shall be effective on the earlier of (x) actual delivery, (y) the date of transmission, if by facsimile, or (z) as applicable, either (i) the first business day following the date of deposit with a qualified courier service or (ii) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

     SECTION 4.4. HEADINGS. The descriptive headings of the several articles and sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     SECTION 4.5. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 4.6. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all other parties hereto. This Agreement (inclusive of the

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attachments hereto) supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     SECTION 4.7. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which (consisting of one set of textual pages and one or more signature pages, each signed by one or more parties and collectively exhibiting the signatures of all parties), shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

     SECTION 4.8. REMEDIES. In addition to any other remedies specifically provided in this Agreement, the parties may seek such other remedies as may generally be available at law or in equity. All remedies provided in this Agreement or by law or equity shall be cumulative.

     SECTION 4.9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect and performance.

     SECTION 4.10. INTEREST. Any damages for breach hereof shall bear and be considered to include interest from the date of such breach until satisfaction at the rate of twelve percent (12%) per annum, compounded monthly.

     SECTION 4.11. EFFECTIVE DATE. This Agreement shall be effective upon its execution by the last signing party.

     DULY EXECUTED by the parties hereto on the dates indicated.


Signed, sealed and delivered in the               Roberts Realty Investors, Inc.
presence of:
                                                  By:/s/  Charles S. Roberts
/s/  Charles R. Elliott                           -----------------------------
- -------------------------------------             Charles S. Roberts, President
Unofficial Witness
/s/  Leslie A. Camp                                      (CORPORATE SEAL)
- -------------------------------------
Notary Public                                     Date:  June 22, 1996
                 (NOTARY SEAL)

                        (signatures continue next page)

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
Signed, sealed and delivered in                                  Roberts Properties Residential, L.P.
the presence of:                                                 By: Roberts Realty Investors, Inc., its sole

/s/  Charles S. Elliott                                              general partner
- -------------------------------
Unofficial Witness

/s/  Leslie A. Camp                                                  By:/s/  Charles S. Roberts
- -------------------------------                                         --------------------------
Notary Public                                                           Charles S. Roberts, President

         (NOTARY SEAL)                                                         (CORPORATE SEAL)
                                                                 Date:  June 22, 1996

Signed, sealed and delivered in                                  The Crestmark Club, L.P.
the presence of:
                                                                 By:/s/  Charles S. Roberts       (SEAL)
                                                                    ------------------------------------
/s/  Charles R. Elliott                                             Charles S. Roberts, General Partner
- -------------------------------
Unofficial Witness

/s/  Leslie A. Camp                                              Date:  June 22, 1996
- -------------------------------
Notary Public

         (NOTARY SEAL)


Signed, sealed and delivered in
the presence of:

/s/  Charles R. Elliott                                          /s/  Charles S. Roberts        (SEAL)
- -------------------------------                                  -------------------------------------
Unofficial Witness                                               Charles S. Roberts

/s/  Leslie A. Camp
- -------------------------------                                  Date:  June 22, 1996
Notary Public

         (NOTARY SEAL)


Signed, sealed and delivered in
the presence of:

/s/  Charles R. Elliott                                          /s/  James M. Goodrich        (SEAL)
- -------------------------------                                  ------------------------------------
Unofficial Witness                                               James M. Goodrich

/s/  Leslie A. Camp                                              Date:  June 25, 1996
- -------------------------------
Notary Public

         (NOTARY SEAL)

                        (signatures continue next page)

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Signed, sealed and delivered in the
presence of:

/s/ Charles R. Elliott                    /s/ Penelope H. Goodrich     (SEAL)
- -----------------------                   -----------------------------------
Unofficial Witness                        Penelope H. Goodrich

/s/ Leslie A. Camp                        Date:  June 25, 1996
- -----------------------
Notary Public

             (NOTARY SEAL)

Signed, sealed and delivered in the
presence of:

/s/ Valencia Dudley                       /s/ Norman A. Goldman        (SEAL)
- -----------------------                   -----------------------------------
Unofficial Witness                        Norman A. Goldman

/s/ Carol S. Davis
- -----------------------
Notary Public                             Date:  June 21, 1996

             (NOTARY SEAL)


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